  EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No 333-258982) and on Form S-8 (No 333-232600) of Loop Industries, Inc. of our report dated May 18, 2023 relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Montreal, Canada

May 18, 2023